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                                                                     Exhibit 4.1

NUMBER                                                            SHARES

                                     FIRSTLINK

                           FIRSTLINK COMMUNICATIONS, INC.
                 Incorporated Under the Laws of the State of Oregon



THIS CERTIFIES THAT


IS THE OWNER OF



              FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

                           FIRSTLINK COMMUNICATIONS, INC.

transferable only on the books of the Company in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and Registrar.

        IN WITNESS WHEREOF, the said Company has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Company.

        Dated:




               Secretary                                         President
                                        SEAL